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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 28, 1997, except as to Note 3 which is as of March 17, 1997 and Notes 1 and 2, which are as of March 20, 1997, and our report dated September 17, 1996, relating to the financial statements of Wesley Jessen VisionCare, Inc. (formerly known as Wesley Jessen Holding, Inc.) and its Predecessor (the Wesley-Jessen contact lens business of Schering-Plough Corporation), respectively, which appear in such Prospectus. We also consent to the application of such reports to the Financial Statement Schedule for the periods from January 1, 1994 through December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also include this schedule. We also consent to the references to us under the headings "Experts," and "Selected Historical Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Consolidated Financial Data."

Price Waterhouse LLP

Chicago, Illinois
February 2, 1998